As filed with the Securities and Exchange Commission on October 31, 1997
                                                  Registration No. 333-




                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  Form S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ESSEX INTERNATIONAL INC.
           (Exact name of Registrant as specified in its charter)



               Delaware                               13-3496934
                                       (I.R.S. Employer Identification No.)
   (State or other jurisdiction of
    incorporation or organization)

    1601 Wall Street
    Fort Wayne, IN
    (Address of Principal Executive Offices)           46802
                                                    (Zip Code)

      Essex International Inc. Amended and Restated Stock Option Plan Essex International Inc. 1997 Stock Option Plan for Nonemployee Directors
                         (Full title of the plans)


                           Debra F. Minott, Esq.
                              1601 Wall Street
                            Fort Wayne, IN 46802
                  (Name and address of agent for service)


                               (219) 461-4439
       (Telephone number, including area code, of agent for service)


                                       CALCULATION OF REGISTRATION FEE

                                   Proposed maximum  Proposed maximum
Title of securities  Amount to be   offering price   aggregate offering    Amount of
to be registered      registered     per share (1)       price (1)       registration fee
Common Stock,        1,275,000 (2)      $30.97          $39,486,750        $11,965.68
$0.01 par value


(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low sales prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange on October 28, 1997, solely for purposes of calculating the registration fee.

(2) This amount includes all the shares that are available under both plans indicated above and shares that are expected to become available under the Essex International Inc. Amended and Restated Stock Option Plan through routine, ordinary course forfeitures of currently outstanding options through employee termination.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3. Incorporation of Certain Documents by Reference.

               The following documents filed by Essex International Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

          (a) The final prospectus used in connection with an offering of the Company's common stock, par value $0.01 per share (the "Common Stock"), as filed with the Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the "Securities Act"), on September 18, 1997. The prospectus is included in the Company's Registration Statement on Form S-1 (No. 333-33591).

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 001-10211) filed pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

               Not applicable.

Item 5. Interest of Named Experts and Counsel.

               Not applicable.

Item 6. Indemnification of Directors and Officers.

               The Registrant is empowered by Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), subject to the procedures and limitations therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Amended and Restated By-laws (the "By-laws") of the Registrant provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the Delaware Corporation Law.

               The foregoing statements are subject to the detailed provisions of the Delaware Corporation Law, the Registrant's Second Amended and Restated Certificate of Incorporation (the "Certificate of
Incorporation") and the Registrant's By-laws.

               Article X of the Registrant's By-laws allows the Registrant to maintain director and officer liability insurance on behalf of any person who is or was director or officer of the Registrant or is or was serving, serves or served as a director, partner, officer, agent or employee at another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant.

               Pursuant to Section 102(b)(7) of the Delaware Corporation Law, Article X of the Certificate of Incorporation of the Registrant provides that no director shall be personally liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7. Exemption from Registration Claimed.

               Not applicable.

Item 8. Exhibits.

        Exhibit                               Description

         4.1 Stock and Warrant Subscription Agreement dated as of October 9, 1992 (the "Stock and Warrant Subscription Agreement"), among B E Acquisition Corporation, certain affiliates of Donaldson, Lufkin & Jenrette, Inc., certain affiliates of Goldman, Sachs & Co. and Chemical Equity Associates, A California Limited Partnership, incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K, filed with the Securities and Exchange Commission (the "Commission") on October 26, 1992 (Commission File No. 1-10211).

         4.2 Amendment No. 1 dated as of April 1, 1993, to the Stock and Warrant Subscription Agreement, incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, filed with the Commission on August 14, 1997 (Commission File No. 333-33591).

         4.3 Amendment No. 2 dated as of June 5, 1995, to the Stock and Warrant Subscription Agreement, incorporated by reference to Exhibit 4.04 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on February 19, 1997 (Commission File No. 1-10211).

         4.4 Warrant Agreement dated as of October 9, 1992, among B E Acquisition Corporation, certain affiliates of Donaldson, Lufkin & Jenrette, Inc. and certain affiliates of Goldman, Sachs & Co., incorporated by reference to Exhibit 4.5 to the Registrant's Current Report on Form 8-K, filed with the Commission on October 26, 1992 (Commission File No. 1-10211).

         4.5 Indenture dated as of May 7, 1993, among Essex Group, Inc. and NBD Bank, National Association, as trustee under which the 10% Senior Notes Due 2003 are outstanding, incorporated by reference to Exhibit 4.1 to the Essex Registration Statement on Pre- Effective Amendment No. 1 to Form S-2 (Commission File No. 33-59488).

         4.6 Credit Agreement dated as of October 31, 1996, as amended and restated as of March 31, 1997, among the Registrant, Essex Group, Inc., the lenders named therein and The Chase Manhattan Bank, as administrative agent, incorporated by reference to Exhibit 4.5 to Amendment No. 2 of the Registrant's Registration Statement on Form S- 1, filed with the Commission on April 10, 1997 (Commission File 333-22043).

         4.7 Credit Agreement dated as of October 31, 1996, among the Registrant, Essex Group, Inc., the lenders named therein and The Chase Manhattan Bank, as administrative agent, incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on November 13, 1996 (Commission File No. 1-10211).

         4.8 Agreement and Lease dated as of April 12, 1995, between Mellon Financial Services Corporation #3 and Essex Group, Inc., incorporated by reference to Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on May 12, 1995 (Commission File No. 1-10211).

         4.9 Amended and Restated Stock Option Plan (the "Stock Option Plan") of the Registrant, incorporated by reference to Exhibit 4.7 to the Registrant's Current Report on Form 8- K, filed with the Commission on October 26, 1992 (Commission File No. 1-10211).

         4.10 Amendment No. 1 to the Stock Option Plan, incorporated by reference to Exhibit 99.04 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on February 19, 1997 (Commission File No. 1- 10211).

         4.11 Amendment No. 2 to the Stock Option Plan, incorporated by reference to Exhibit 10.10 to the Registrant's Registration Statement on Form S-1, filed with the Commission on August 14, 1997 (Commission File No. 333-33591).

         4.12 1997 Stock Option Plan for Nonemployee Directors of the Registrant, incorporated by reference to Exhibit 10.11 to the Registrant's Registration Statement on Form S-1, filed with the Commission on August 14, 1997
                    (Commission File No. 333-33591).

         5          Opinion of Cravath, Swaine & Moore.

         23.1       Consent of Ernst & Young LLP.

         23.2       Consent of Cravath, Swaine & Moore (included in Exhibit
                    5).

         24 Power of Attorney (included on the signature page hereof).

Item 9. Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

                    (1) to file, during any period in which offers or sales
               are being made, a post-effective amendment to this Registration Statement:

                          (i)  to include any prospectus required by
                               Section 10(a)(3) of the Securities Act;

                          (ii) to reflect in the prospectus any facts or
                               events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) to include any material information with
                               respect to the plan of distribution not
                               previously disclosed in the Registration
                               Statement or any material change to such information in the Registration Statement;

                          provided, however, that paragraphs (a)(i) and
                     (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                          (2) that, for the purpose of determining any
                     liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) to remove from registration by means of
                     post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

               Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Wayne, State of Indiana on October 30, 1997.


                              ESSEX INTERNATIONAL INC.
                              (Registrant)

                                By /s/ David A. Owen
                                  ------------------------
                                  David A. Owen
                                  Executive Vice President,
                                  Chief Financial Officer and Treasurer


               KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints each of Steven R. Abbott, Robert D. Lindsay and David A. Owen, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for such person and in his name, place and stead, in any and all capacities in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act, including to sign this Registration Statement in the name and on behalf of the Registrant or on behalf of the undersigned as a director or officer of the Registrant, and any and all amendments (including post-effective amendments) or supplements to the Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this Registrant Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                                    Title


/s/ Steven R. Abbott
----------------------------
Steven R. Abbott                       President, Chief Executive Officer
Date:  October 30, 1997                  and Director
                                       (Principal Executive Officer)


/s/ David A. Owen
----------------------------
David A. Owen                          Executive Vice President,
Date:  October 30, 1997                Chief Financial Officer and
                                       Treasurer  (Principal Financial
                                         and Accounting Officer)


/s/ Rodney A. Cohen
----------------------------
Rodney A. Cohen                        Director
Date:  October 30, 1997


/s/ Stuart S. Janney, III
----------------------------           Director
Stuart S. Janney, III
Date:  October 30, 1997


/s/ Robert D. Lindsay
----------------------------
Robert D. Lindsay                      Director
Date:  October 30, 1997

/s/ Ward W. Woods
----------------------------
Ward W. Woods                          Director
Date:  October 30, 1997



----------------------------
Edward O. Gaylord                      Director
Date:



----------------------------
W.L. Lyons Brown, Jr.                  Director
Date: